UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER MICHAEL J. DRISCOLL, ED.D ETHAN C. ELZEN LISA NARRELL-MEAD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of shareholders of First United Corporation, a Maryland corporation (the “Company”).

Item 1: On May 5, 2020, Driver sent the following email to subscribers of www.RenovateMyBank.com:

1

Driver sends a letter to John McCullough, Lead Director of First United

In a letter sent last week to Mr. McCullough, Driver questions why First United would offer to put candidates on the Board of Directors pursuant to a settlement with Driver, but not put them on the Board now?

Driver believes that First United has no interest in making any changes to the status quo, particularly any that might interfere with the culture of cronyism that pervades the Board.

We ask you, fellow shareholders, to vote on the WHITE Proxy Card to elect a group of individuals2 who will challenge the status quo and champion your interests to improve the Board and our bank.

You can read our full letter to Mr. McCullough at the link below.

Sincerely,

/s/ Abbott Cooper

Abbott Cooper

Managing Member

Driver Management Company LLC

Read the Letter[3]

1 https://www.renovatemybank.com/

2 https://www.renovatemybank.com/our-nominees/

3 https://renovatemybank.com/wp-content/uploads/2020/05/April-30-Letter-to-J-McCullough.pdf

Item 2: On May 5, 2020, Driver uploaded the following materials to www.RenovateMyBank.com: